UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 14, 2013

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue
Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 3, 4, 5, 6 and 8 are not applicable and therefore omitted.

ITEM 2.02            RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

ITEM 7.01            REGULATION FD DISCLOSURES.

On June 14, 2013, Heron Lake BioEnergy, LLC (the “Company”) first disclosed certain material non-public information regarding its preliminary unaudited results of operations and financial condition for the quarter ended April 30, 2013, which is attached hereto as Exhibit 99.1.  This information was included in a Confidential Disclosure Statement dated June 11, 2013 relating to the Company’s offering of a minimum of $5 million and a maximum of $12 million in aggregate principal amount of 7.25% Secured Subordinated Notes due 2018.

The preliminary unaudited information for the quarter ended April 30, 2013 is subject to the Company’s management and independent auditors’ customary accounting and review procedures.  The consolidated financial statements for the quarter ended April 30, 2013 and management’s discussion and analysis of financial condition and results of operations, as well as other required disclosures, will be included in the Company’s Form 10-Q for the quarter ended April 30, 2013 as filed with the SEC.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Preliminary Unaudited Financial Information for the Quarter Ended April 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

	By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date: June 14, 2013